WAIVER

The undersigned is a party to an Employment Agreement with Dime Community Bancshares, Inc. (the "Company") made and entered into as of January 1, 2003 (the "Company Agreement") and an Amended and Restated Employment Agreement with The Dime Savings Bank of Williamsburgh (the "Bank") made and entered into as of June 26, 1995 (the "Bank Agreement").

The Company proposes to adopt Amendment No. 09 to the Dime Community Bancshares, Inc. Employee Stock Ownership Plan ("ESOP"), the effect of which would be to exclude from compensation used to calculate benefits under the ESOP, the Dime Savings Bank of Williamsburgh 401(k) Savings Plan ("401(k)") and Dime Community Bancshares, Inc. Benefit Maintenance Plan (the "BMP") income attributable to the grant or vesting of restricted stock awards, the exercise of stock options and the disqualifying disposition of stock acquired through the exercise of incentive stock options. The adoption of such Amendment No. 9 could be viewed as a material reduction in the compensation and benefits committed to be provided to the undersigned in breach of the Company Agreement and/or the bank Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby permanently and irrevocably waives, for himself or his heirs, successors and assigns, any and all rights, remedies, actions and causes of any name or nature whatsoever, that he does, can, may or shall otherwise have under the Bank Agreement and/or the Company Agreement, as a result of, in connection with or arising directly or indirectly out of the adoption and implementation of Amendment No. 9 to the ESOP, including but not limited to any right to resign for "good reason" thereunder and claim termination benefits.

This instrument is intended to operate as a binding waiver enforceable against me as contemplated by section 19 of the Bank Agreement and section 20 of the Company Agreement.

In Witness Whereof, I have hereunto set my hand this 18th day of February 2004.

/s/ MICHAEL P. DEVINE
____________________________